EX-99.j

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated October 19, 2010, relating to the financial statements and financial highlights which appears in the August 31, 2010 Annual Report to Shareholders of Delaware Tax-Free Colorado Fund (constituting Voyageur Mutual Funds II), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights” and "Financial Statements" in such Registration Statement.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
December 23, 2010

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and “Financial Statements” in the Statement of Additional Information reference in this Registration Statement (Form N-1A)(Post-Effective Amendment No. 40 to File No. 033-11495; Amendment No. 41 to File No. 811-04989) of Voyageur Mutual Funds II, and the caption “Other Information” in the August 31, 2010 Annual Report of Delaware Tax-Free Colorado Fund incorporated by reference in this Registration Statement.

/s/ERNST & YOUNG LLP

Philadelphia, Pennsylvania
December 23, 2010